                                                                   EXHIBIT 10.39


                          TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement ("AGREEMENT") is effective as of the 23rd day of June, 1997 ("EFFECTIVE DATE") and is entered into by and between Netscape Communications Corporation ("NETSCAPE"), a Delaware corporation located at 501 East Middlefield Road, Mountain View California 94043, and Concentric Network Corporation ("CONCENTRIC"), a Florida corporation located at 10590 N. Tantau Avenue, Cupertino, California 95014.

                                    RECITALS

A. Netscape owns and uses the names and/or trademarks NETSCAPE and NETSCAPE VIRTUAL OFFICE and any applications or registrations therefor as listed on

     Exhibit A attached hereto (collectively referred to as the "MARKS"), in
     ---------
     connection with its Internet-related software products, services and technology;

B. Concentric is in the business of offering certain Internet and Intranet-related services;

C. Concentric desires to use the trademarks NETSCAPE and NETSCAPE VIRTUAL OFFICE solely in the titles set forth in Exhibit B in connection with
                                              ---------
     Intranet Service in the languages and geographic territories set forth opposite such titles in Exhibit B; and
                             ---------

D. Netscape is willing to permit such use of the Marks under the terms and conditions set forth in this Agreement.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.   GRANT OF LICENSE.

     1.1 GRANT OF LICENSE. Netscape hereby grants to Concentric a non-exclusive, non-transferable, license to use the Marks in the title set forth in

Exhibit B solely in conjunction with [*]
---------
opposite such title (the "INTRANET SERVICE") which Intranet Service: (a) shall promote Netscape's products and services; (b) shall be jointly developed by Netscape and Concentric; and (c) shall reside [*] at a location to be mutually agreed upon by both parties deploying Concentric's servers and be located [*] from Netscape's web site. Concentric may only use the Marks as a part of the complete title specified in Exhibit B and shall not separately use any element
                            ---------
or elements of the Marks.

     1.2 RESERVATION OF RIGHTS. Netscape hereby reserves any and all rights not expressly and explicitly granted in this Agreement, including Netscape's right to authorize or license use of the Marks or any other trademarks or names containing NETSCAPE, to any third party for use in connection with any goods and services, including, but not limited to, Intranet Service. Without limiting the rights reserved in the preceding sentence, Netscape hereby reserves any and all rights to use, authorize use or license use of the Marks or any other trademarks or names containing NETSCAPE in any geographic territory listed in Exhibit B in
                                                                   ---------
a language or language(s), or in any other territory in any language, different from the language listed next to such geographic territory in Exhibit B. No
                                                              ---------
right is provided to use any other Netscape trademark, including without limitation the Netscape Horizon Logo.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. LICENSE FEE. For the rights granted to Concentric herein, Concentric shall pay Netscape license fee of Five million dollars ($5,000,000) payable as follows:

     (a) Two million dollars ($2,000,000) payable by June 30, 1997; and

     (b) Three million dollars ($3,000,000) payable by July 30, 1997.

The license fee due hereunder is exclusive of any applicable taxes. Concentric shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Concentric is required by law to make any deduction or to withhold from any sum payable to Netscape by Concentric hereunder, (i) Concentric shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Concentric upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

3. OWNERSHIP OF MARKS. Concentric hereby acknowledges that Netscape is the owner of the Marks, and any trademark applications and/or registrations thereto, agrees that it will do nothing inconsistent with such ownership and agrees that all use of the Marks by Concentric shall solely inure to the benefit of Netscape. Concentric agrees that nothing in this Agreement shall give Concentric any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement. Concentric agrees not to register or attempt to register the Marks as a trademark, service mark, Internet domain name, trade name, or any similar trademarks or name, with any domestic or foreign governmental or quasi-governmental authority or otherwise. Concentric may not register or use the Marks or an abbreviation of the Marks as part of an Internet domain name. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

4.   USE OF THE MARKS; PROTECTION OF THE MARKS.

     4.1 PROPER USE. Concentric agrees that all use of the Marks shall only occur in connection with the Intranet Service and shall be in strict compliance with the terms of this Agreement. Concentric may use the Marks as set forth in
Section 1.1 as well as in connection with the promotion of the Intranet Service, excluding merchandising or any software products. Use of the Marks for promotional purposes shall be submitted to Netscape for approval at least twenty
(20) business days prior to the promotional use of the Mark. The Marks shall always be used in the English language; however the VIRTUAL OFFICE term portion of the Mark may be translated, upon approval by Netscape, to the non-English designated language(s) listed in Exhibit B, if any. No other modifications to
                                 ---------
the Marks shall be made. Concentric shall use the Marks in conformance with Netscape's trademark guidelines ("TRADEMARK GUIDELINES"), set forth in Exhibit
                                                                       -------
C, which Trademark Guidelines may be revised by Netscape from time to time.
-
Concentric agrees not to use any other trademark or service mark in combination with the Marks other than as described in Section 1.1. Concentric has no right to sublicense, transfer, translate (except as provided in this Section 4.1) or assign the use of the Marks or use the Marks for any other purpose other than the purpose described herein. Concentric may not use the Mark in connection with, or for the benefit of, any third party's products or services. Concentric further agrees not to use the Marks on or in connection with any products or services that are or could be deemed by Netscape, in its reasonable judgment, to be obscene, pornographic, disparaging of Netscape or its products or products, or otherwise in poor taste, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others.

     4.2 QUALITY STANDARDS. Concentric agrees to maintain a consistent level of quality of the Intranet Service performed in connection with the Marks substantially equal to that found in Concentric's existing services. Concentric further agrees to maintain a level of quality in connection with its use of the Marks that is consistent with general industry standards.

     4.3 MONITORING BY NETSCAPE. Concentric acknowledges that Netscape has no further obligations under this Agreement other than the right to periodically monitor Concentric's use of the Marks in conjunction with the Intranet Service. Upon request by Netscape, Concentric shall provide Netscape with representative samples of each such use prior to the time the Marks are utilized on the Internet, on an Intranet or in press materials or marketing or advertising materials. If Netscape determines that Concentric is using the Marks improperly, and/or in connection with Intranet Service which do not meet the standards set forth in Section 4.1 or Section 4.2, Netscape shall notify Concentric, and Concentric shall remedy the improper use within two (2) business days following receipt of such notice from Netscape. Use of the Marks on goods or services other than the Intranet Service or the promotion of the Intranet Service, or in a manner inconsistent with the Trademark Guidelines, shall constitute material breach of this Agreement. If such material breach has not been cured within two (2) business days following receipt of notice from Netscape, this Agreement shall be terminated.

     4.4 LEGEND; DISCLAIMER. Concentric shall include with any online publication or publication in print containing the Marks a trademark legend indicating that "Netscape is a trademark of Netscape Communications Corporation registered in the US and in other jurisdictions and that the Marks are used under license", and a disclaimer that Concentric and not Netscape has produced the Intranet Service and is responsible for the content thereof.

     4.5  NAVIGATION SERVICES.  If Netscape reasonably determines that the
[*] contain or present any material that constitutes an infringement of Netscape's trademark, patents, copyrights or trade secrets, Concentric's right to use the Marks pursuant to the grant described in Section 1.1 shall, upon written notice from Netscape of such determination, be suspended until Concentric has revised, removed or removed links to such material to Netscape's reasonable satisfaction. If such revision or removal of, or removal of links to, such material to Netscape's reasonable satisfaction has not occurred within thirty (30) days of the notice from Netscape described in the preceding sentence, Netscape may immediately terminate the license grant described in Section 1.1. If Netscape reasonably determines that the Internet Services contains or presents any material that could reasonably constitute an infringement of a third party's copyright, trademark, patents or trade secrets, Netscape may immediately terminate this Agreement if Concentric has not revised to Netscape's reasonable satisfaction that material or presentation within one (1) business day of written notice from Netscape.

     4.6 CONCENTRIC WEB SITES. If Netscape, in its sole discretion, at any time determines that [*], or any services provided by Concentric, contain any material or present any material in a manner that Netscape reasonably deems inaccurate or an improper tarnishment of Netscape, the Netscape products or the Marks, or an infringement of Netscape's or a third party's rights, including but not limited rights under trademark, patent, trade secret or copyright laws, or unlawful in any country or territory, Netscape may immediately terminate this Agreement if Concentric has not revised to Netscape's reasonable satisfaction that material or presentation within three
(3) business days of written notice from Netscape; provided, however, that Netscape's rights and Concentric's obligations under this paragraph will not apply to material or presentations that are not within Concentric's control.

5. CONFIDENTIAL INFORMATION AND DISCLOSURE. Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, each party agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.   INDEMNIFICATION.

     6.1 INDEMNIFICATION BY CONCENTRIC. Concentric agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of performance of this Agreement, the operation of the Intranet Service, or Concentric's use of the Marks and content on Concentric's web sites or services linked to or presented or offered in conjunction with the Marks, except for liability, loss, damages, claims or causes of action arising out of third party claims (i) that Concentric's use of the Marks infringe that third party's valid and subsisting U.S. trademark registration in the Marks or (ii) in respect of any act or omission of Netscape giving rise to liability. Netscape shall provide Concentric with prompt written notice of any claim for which indemnification is sought and cooperating fully with and allowing Concentric to control the defense and settlement of such claim. Netscape may not settle any such claim without Concentric's prior written consent, which consent shall not be unreasonably withheld. Netscape shall have the right, at its own expense, to participate in the defense of any such claim.

     6.2 INDEMNIFICATION BY NETSCAPE. Netscape agrees to indemnify Concentric and to hold Concentric harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses that may be incurred by Concentric, arising out of a third party claim that [*] Concentric shall provide Netscape with prompt written notice of any claim for which indemnification is sought and cooperating fully with and allowing Netscape to control the defense and settlement of such claim. Concentric may not settle any such claim without Netscape's prior written consent, which consent shall not be unreasonably withheld. Concentric shall have the right, at its own expense, to participate in the defense of any such claim.

7.   TERMINATION

     7.1   TERM AND TERMINATION.  [*] in Section 4.3, Section 4.5 or this
Section 7.1. Netscape shall have the right to terminate this Agreement upon the occurrence of one or more of the following: (a) any material breach by Concentric of its obligations under this Agreement which remains uncured for thirty (30) days or more following written notice of such breach from Netscape, (b) use of the Marks by Concentric in a manner which is disparaging of Netscape or its products and services and which remains uncured for two (2) days following notice from Netscape, (c) Concentric decides not to launch the Intranet Service, or (d) the Intranet Service are discontinued.

     7.2 EFFECT OF TERMINATION. Upon termination of the Agreement, Concentric agrees it shall immediately cease any and all use of the Marks.

8.   GENERAL

     8.1 GOVERNING LAW. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

     8.2   ENTIRE AGREEMENT.  This Agreement, including Exhibit A, Exhibit B,
                                                        ---------  ---------
and Exhibit C attached hereto, constitutes the entire Agreement and
    ---------
understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.3 ASSIGNMENT. Concentric may not assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

     8.4 NOTICES. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (a) personally delivered or (b) transmitted by nationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit with such express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

   CONCENTRIC:                            NETSCAPE:

   Concentric Network Corporation         Netscape Communications Corporation
   10590 N. Tantau Avenue                 501 East Middlefield Road, MV-002
   Cupertino, CA  95014                   Mountain View, CA 94043
   Fax: (408) 342-2876                    Fax: (415) 528-4123
   Attn: Mike Anthofer                    Attn: General Counsel
   Senior Vice President and
   Chief Financial Officer

     8.5 FORCE MAJEURE. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents, provided that (a) such party promptly notifies the other party thereof and (b) such failure does not continue for more than three (3) days.

     8.6 WAIVER. Any waiver, either expressed or implied, by either party of any default by the other in the observance and performance of any of the conditions, covenants of duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

     8.7 HEADINGS. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

     8.8 INDEPENDENT CONTRACTORS. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in the Agreement shall be interpreted as constituting either party the joint venture or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     8.9 SURVIVAL. The provisions of Section 1.2 (Reservation of Rights), 3 (Ownership of Marks), 4.4 (Legend; Disclaimer), 5 (Confidential Information and Disclosure), 6 (Indemnification), 7.2 (Effect of Termination) and 8 (General) will survive any termination of this Agreement.

     8.10 EQUITABLE RELIEF. Concentric recognizes and acknowledges that a breach by Concentric of this Agreement will cause Netscape irreparable damage which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the Marks. In the event of any default or breach by Concentric that could result in irreparable harm to Netscape or cause some loss or dilution of Netscape's goodwill, reputation, or rights in the Marks, Netscape shall be entitled to immediate injunctive relief to prevent such irreparable harm, loss, or dilution in addition to any other remedies available.

     8.11 SEVERABILITY. Except as otherwise set forth in this Agreement, the provisions of this Agreement are severable, and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law.

     8.12 ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to receive its costs, expert witness fees, and reasonable attorneys fees and expenses, including costs and fees on appeal.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the



CONCENTRIC NETWORK CORPORATION           NETSCAPE COMMUNICATIONS CORPORATION


By: /s/Henry R. Nothhaft                 By: /s/ Mike Homer
   ---------------------------------         ----------------------------------
Name:  Henry R. Nothhaft                 Name:   Mike Homer
     -------------------------------           --------------------------------
Title: Pres & CEO                        Title: Senior Vice President Marketing
      ------------------------------            -------------------------------
Date: 6/23/97                            Date:  6/23/97
     -------------------------------            -------------------------------


Exhibit A:  Licensed Netscape Trademarks
---------

Exhibit B:  Titles; Target Language and Geographic Combinations
---------

Exhibit C:  Trademark Guidelines
---------

                                   EXHIBIT A
                          LICENSED NETSCAPE TRADEMARKS

NETSCAPE                 U.S. FEDERAL TRADEMARK REGISTRATION NO. 2,027,552

NETSCAPE VIRTUAL OFFICE

                                   EXHIBIT B
              TITLES; TARGET LANGUAGE AND GEOGRAPHIC COMBINATIONS

                 Title                   Target Language        Geographic Territory
---------------------------------------  ---------------  --------------------------------
NETSCAPE VIRTUAL OFFICE BY CONCENTRIC     [*]              [*]


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

TRADEMARK USE GUIDELINES


Netscape's Trademark Guidelines are published at the following URL:

     http://home.netscape.com/misc/trademarks.html#trademarks